EXHIBIT 21.1





                     List of Subsidiaries of
               FREEPORT-McMoRan COPPER & GOLD INC.


                                                 Name Under Which
             Entity                Organized     It Does Business
-------------------------------    ---------     ----------------

P.T. Freeport Indonesia Company    Indonesia           Same
                                   and Delaware

Rio Tinto Metal, S.A.              Spain               Same